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                                                                   EXHIBIT 10.25

                                NETRATINGS, INC.

                           STOCK REPURCHASE AGREEMENT

         This agreement (the "Agreement") is made as of the ____ day of December
                              ---------
2001 between NetRatings, Inc., a Delaware corporation (the "Company"), and David
                                                            -------
J. Toth (the "Stockholder").

                                    RECITALS

         A. Stockholder is currently employed by the Company as its Chief Executive Officer.

         B. In connection with the transition of the Stockholder's role with the Company, the Company and Stockholder have agreed that Stockholder shall have the right to sell to the Company, and the Company shall be obligated to purchase, up to 1,000,000 shares of the Company's Common Stock in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.       Repurchase of Stock.
                  -------------------

                  Beginning on the third day following the closing date for the Company's acquisition of Jupiter Media Metrix, Inc. or the third day following the date of termination for any reason of the Company's proposed acquisition of Jupiter Media Metrix, Inc. (the "Effective Date") and from time to time or at any time or times until the close of business on date ninety-three (93) days following the Effective Date (the "Contract Period"), Stockholder shall have the right to cause the Company to purchase (the "Stockholder Put Right"), and the Company shall purchase, up to a total of One Million (1,000,000) shares of the Company's Common Stock (the "Shares") held by Stockholder at the time of exercise of the Stockholder Put Right. The Stockholder Put Right shall be subject to the following requirements:

                           (i)     The Stockholder Put Right may be exercised by
Stockholder not more than twice during the Contract Period, and in the case of any exercise may not be exercised for fewer than 100,000 Shares.

                           (ii)    The Stockholder Put Right may be exercised by
delivery by Stockholder to the Company, attention of the Chief Financial Officer, of a written notice stating the number of Shares that are included in the Stockholder Put Right. The delivery date of the notice to the Company shall be deemed to be the exercise date of the Stockholder Put Right (the "Exercise Date").

                           (iii)   The purchase price for the Shares payable by
the Company upon any exercise of the Stockholder Put Right shall be equal to the average closing sales price for the

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Company's Common Stock as reported by the Nasdaq Stock Market for the ten (10)
trading days preceding and ending on the last trading date preceding the Exercise Date.

                           (iv)   The purchase price for the Shares shall be
paid to Stockholder by Federal (same day) or other immediately available funds to the account of Stockholder not later than fifteen (15) days following the Exercise Date.

                           (v)    In connection with any exercise of the
Stockholder Put Right, Stockholder agrees that the Company shall have no obligation to provide to Stockholder any information concerning the Company or its affairs. Stockholder shall rely solely on the Company's public filings with the Securities and Exchange Commission.

                           (vi)   As a condition to payment of the purchase
price for the Shares, Stockholder shall be obligated to deliver to the Company
(i) a stock certificate representing the Shares, duly endorsed for transfer (or appropriate confirmation of transfer if the certificates are in electronic form); (ii) a writing signed by Stockholder confirming the truth and accuracy of the representations of Stockholder as set forth in Section 2 below as of the date of transfer and (iii) a spousal consent in form and substance reasonably satisfactory to the Company.

                           (vii)  Notwithstanding anything to the contrary set
forth herein, the Company's obligation to repurchase the Shares at any time shall be subject to there being no law or regulation applicable to the Company that prohibits such repurchase at the time of the proposed transaction, including, but not limited to, there being undisclosed material inside information. If a law or regulation prohibits repurchase, then the Contract Period shall be extended by one day for each day during which the repurchase cannot be effected.

         2.       Stockholder's Representations.
                  -----------------------------

                  In connection with the Company's repurchase of the Shares, Stockholder hereby represents and warrants to the Company as follows:

                  (a)      Right, Title, and Interest. Stockholder is the lawful
                           --------------------------
owner of the Shares and has full right, title, and interest in and to the Shares, subject to no lien, encumbrance, or preemptive right that would impair Stockholder's right or ability to transfer the Shares to the Company.

                  (b)      Authority. Stockholder has all requisite legal
                           ---------
authority to execute and deliver this Agreement, to sell and deliver the Shares, and to carry out and perform all of Stockholder's obligations under this Agreement.

                  (c)      Consents. No consent, approval, order, or
                           --------
authorization of, or registration, qualification, designation, declaration, or filing of or with any governmental authority or third party is required in connection Stockholder's sale of the Shares to the Company or with the consummation of the transactions contemplated by this Agreement.


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                  (d)      No Legal, Tax or Investment Advice. Stockholder has
                           ----------------------------------
consulted such legal, tax, and investment advisors as Stockholder, in his sole discretion, has deemed necessary or appropriate in connection with the sale of the Shares hereunder. Stockholder acknowledges that he shall be responsible for his own tax liability that may arise as a result of its sale of the Shares to the Company or the transactions contemplated by this Agreement.

         3.       Restrictions on Sales.
                  ---------------------

                  (a)      Restriction. Stockholder agrees that he shall not,
                           -----------
without the Company's prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Company Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Stockholder on the date hereof or hereafter acquired for a period from the date of this Agreement through and including the earlier of the date (i) ninety (90) days following the final exercise of the Stockholder Put Right or (ii) six (6) months following the Effective Date.

                  (b)      Exclusion. The restrictions set forth in paragraph
                           ---------
(a) of this Section shall not apply to (i) any transfer of Common Stock to a non-affiliate of the Company if as a result of such transfer, the shares will be considered "restricted securities' for the purposes of Rule 144 with a new holding period for the transferee as of the date of transfer or (ii) any transfers of Common Stock as a gift if the recipient receiving such Common Stock executes an agreement in form and substance reasonably satisfactory to the Company confirming such recipient's agreement to be bound by the provisions of this Section.

         4.       Successors.
                  ----------

                  (a)      Company's Successors. Any successor to the Company
                           --------------------
(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the Company's obligations under this Agreement.

                  (b)      Stockholder's Successors. Without the written consent
                           ------------------------
of the Company, Stockholder shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Stockholder hereunder shall inure to the benefit of, and be enforceable by, Stockholder's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

         5.       Governing Law.
                  -------------

                  This Agreement will be governed by and construed under the laws of the State of California.

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         6.       Attorneys' Fees.
                  ---------------

                  The prevailing party in any legal action arising out of this Agreement will be entitled in addition to any other rights and remedies such party may have to reimbursement for its expenses, including costs and attorneys' fees.

         7.       Entire Agreement.
                  ----------------

                  This Agreement constitutes the full and entire understanding between Stockholder and the Company with regard to the subject matter hereof. Neither the Company nor Stockholder shall be liable or bound to the other in any manner by any representations, warranties, or covenants except as specifically set forth herein.

         8.       Notices.
                  -------

                  Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon confirmed delivery by messenger or overnight delivery service, addressed, if to Stockholder, at his address shown on the Company's records and, if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer), or at such other address as such party may designate by ten days' advance written notice to the other party.

         9.       Termination.
                  -----------

                  This Agreement shall terminate and be of no further force and effect after the expiration of the period set forth in Section 3.

         10.      Counterparts.
                  ------------

                  This Agreement may be executed in any number of counterparts, each of which will be enforceable against the parties actually executing such counterparts and all of which together will constitute one instrument.


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                                      -4-

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         IN WITNESS WHEREOF, the parties hereto have executed this Stock
Repurchase Agreement as of the day and year first above written.


"COMPANY"                                  NETRATINGS, INC.
                                           a Delaware corporation


                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------




"STOCKHOLDER"
                                           -------------------------------------
                                           David J. Toth


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